                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant    [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement                    [ ]  Confidential, For use of
[X]   Definitive proxy statement                          the Commission Only (as
[ ]   Definitive additional materials                      permitted by Rule 14a-6(e)(2))
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Geneva Steel Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Geneva Steel Company
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X]   No fee required.
    [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------------------------
    (3)   Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11:
          -----------------------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------------------------
    (5)   Total fee paid:
          -----------------------------------------------------------------------------------
    [ ]   Fee paid previously with preliminary materials:
          -----------------------------------------------------------------------------------
    [ ]   Check box if any part of the fee is offset as provided by Exchange Act Rule
          0-11(a)(2) and

           identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount previously paid:
          -----------------------------------------------------------------------------------
    (2)   Form, schedule or registration statement no.:
          -----------------------------------------------------------------------------------
    (3)   Filing party:
          -----------------------------------------------------------------------------------
    (4)   Date filed:
          -----------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 25, 1998

                                      LOGO

     You are cordially invited to attend the Annual Meeting of Shareholders of Geneva Steel Company (the "Company"), which will be held on Wednesday, February 25, 1998 at 10:00 a.m., at the Screening Room, Sundance Resort, Sundance, Utah 84604 (the "Annual Meeting"), for the following purposes:

          (i) To elect six directors of the Company, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

          (ii) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP to be the independent public accountant for the Company for the fiscal year ending September 30, 1998; and

          (iii) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on December 30, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          KEN C. JOHNSEN
                                          Secretary

December 31, 1997

                                   IMPORTANT

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                              GENEVA STEEL COMPANY
                              10 SOUTH GENEVA ROAD
                              VINEYARD, UTAH 84058

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 25, 1998

                            SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of Geneva Steel Company, a Utah corporation doing business as "Geneva Steel" (the "Company" or "Geneva"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Class A Common Stock, no par value (the "Class A Common Stock" or "Class A Shares"), and the Company's Class B Common Stock, no par value (the "Class B Common Stock" or "Class B Shares"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, February 25, 1998, and at any adjournment or postponement thereof (the "Annual Meeting"). The Class A Common Stock and the Class B Common Stock are sometimes referred to collectively as the "Common Stock." This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 31, 1997.

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Class A Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

RECORD DATE

     The Board of Directors has fixed the close of business on December 30, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 14,080,317 shares of Class A Common Stock and 19,151,348 shares of Class B Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 33,231,665 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

PROXIES

     Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the six director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Arthur Andersen

LLP to be the independent public accountant for the Company for the fiscal year ending September 30, 1998; and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

     A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

REQUIRED VOTE

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

     With respect to the matters to be considered and voted upon at the Annual Meeting, holders of the Class A Common Stock and the Class B Common Stock will vote together as one class. In the election of directors, the six nominees receiving the highest number of votes will be elected. For approval of the proposed ratification of the independent public accountant, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against the nominees or the proposed ratification.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors of the Company are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. Each of the nominees for director identified below is currently a director of the Company, except Ken C. Johnsen. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The six nominees receiving the highest number of votes at the Annual Meeting will be elected.

NOMINEES FOR ELECTION AS DIRECTORS

     Certain information with respect to each nominee is set forth below.

     JOSEPH A. CANNON, 48, has been a director of the Company since its inception in February 1987, and has served as Chairman of the Board of Directors from March 1987 to the present. Mr. Cannon served as President of the Company from July 1987 to May 1991 and as Chief Executive Officer from July 1987 to July 1991. Following an absence from July 1991 to October 1992, Mr. Cannon returned to the Company as Chief Executive Officer and has continued to serve in such capacity. From February 1985 to September 1987, Mr. Cannon was engaged in the private practice of law with Pillsbury, Madison & Sutro in its Washington, D.C. office, specializing in environmental law. From May 1981 to February 1985, he was employed in various capacities by and became Assistant Administrator of the Environmental Protection Agency. As Assistant Administrator, Mr. Cannon was responsible for the development, implementation and enforcement of federal air quality and radiation regulations throughout the United States.

     ROBERT J. GROW, 48, has been Chief Operating Officer of the Company since December 1989 and was elected as President in May 1991. Mr. Grow was elected 1996 Chairman of the American Iron & Steel Institute ("AISI"). AISI is the premier industry association for steel companies in the United States, Canada and Mexico. From August 1988 to December 1989, he was employed by the Company in various capacities, including Vice President, Executive Vice President and General Counsel. He has served as a director of the Company from its inception. From 1976 to September 1987, Mr. Grow was engaged in the private practice of law with the Salt Lake City, Utah law firm of Parr, Waddoups, Brown, Gee & Loveless, specializing in real property and general corporate law. Mr. Grow also holds a B.S. degree in Electrical Engineering from the University of Utah.

     KEN C. JOHNSEN, 39, has been Executive Vice President and General Counsel of the Company since November 1997 and has served as Secretary of the Company since February 1992. He served as Vice President and General Counsel from November 1991 to November 1997 and as Manager of Special Projects for the Company from February 1991 through October 1991. From 1986 to 1991, Mr. Johnsen was engaged in the private practice of law with Parr, Waddoups, Brown, Gee & Loveless, specializing in corporate counseling and civil litigation. Mr. Johnsen received his law degree from Yale Law School and a B.A. degree in Finance from Utah State University.

     R. J. SHOPF, 63, has been a director of the Company since September 1989 and served as an independent advisor to the Company from March 1988 to September 1989. Mr. Shopf currently serves as the Chairman of the Board for companies which own and operate two Ruth's Chris Steak Houses in Indianapolis. He is also the President of Southwest Business Associates, a consulting company (a position which he previously held from 1984 to February 1988, and from January 1989 to October 1992), and has served in this capacity since August 1994. Mr. Shopf served as President and Chief Executive Officer of Pioneer Chlor Alkali Investments, Inc. ("Pioneer"), from August 1993 until August 1994. Mr. Shopf also served as President of Imperial West Chemical Company, an affiliate of Pioneer, from January 1992 until August 1994, and as President of All Pure Chemical Company, also an affiliate of Pioneer, from October 1992 until August 1994. Mr. Shopf obtained an MBA degree from the Harvard Graduate School of Business and Administration in 1959.

     ALAN C. ASHTON, 54, has been a director of the Company since November 1996. Dr. Ashton co-founded the former WordPerfect Corporation ("WordPerfect"), a software applications company. Dr. Ashton served as an executive officer and a director of WordPerfect and its subsidiaries for over five years, including as Co-Chairman of the Board of Directors of WordPerfect from January through June 1994, and as President and Chief Executive Officer of WordPerfect from January 1993 through December 1993. He served as a director of Novell, Inc. from June 1994 until he resigned in December 1996.

     K. FRED SKOUSEN, 55, has been the Dean of the Marriott School of Management at Brigham Young University, Provo, Utah since 1989. From 1983 to 1989, Dr. Skousen held the Peat Marwick Mitchell Professorship and from 1974 to 1983 served as Director of the School of Accountancy at Brigham Young University. He also serves as a director of Life Re Corporation, a publicly-traded company listed on The New York Stock Exchange. Dr. Skousen is a certified public accountant.

CONTINUING DIRECTORS

     On May 30, 1997, two members were elected to the Board of Directors by the holders of the Company's 14% Cumulative Redeemable Exchangeable Series B Preferred Stock (the "Preferred Stock") who have the exclusive right to elect 25 percent of the total number of the Board of Directors upon a default in payment of dividends on the Preferred Stock. The term for directors elected by holders of Preferred Stock continues until accumulated dividends in arrears are paid in full and dividends are paid in full for two consecutive dividend payments thereafter. Information with respect to these directors is as follows:

     KEVIN S. FLANNERY, 53, has been since December 1997 Executive Vice President of Dominick & Dominick, a New York-based investment banking firm. From 1993 to December 1997, he was President of Whelan Management Corp., a Connecticut company engaged in management of investments. He previously served as Senior Managing Director of Bear Stearns, an investment banking firm, for 16 years.

     GREGORY T. HRADSKY, 37, has been since 1991 Managing Director of UBS Securities LLC, a New York-based investment banking firm. From 1988 to 1991, Mr. Hradsky was Assistant Vice President of The First Boston Corporation in the Distressed Securities Group. Mr. Hradsky obtained an MBA in Finance from the Wharton School in 1988.

COMMITTEES AND MEETINGS

     The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. The members of the Audit Committee are Messrs. Shopf (Chairman), Skousen and Ashton; the members of the Compensation Committee are Messrs. Shopf (Chairman), Skousen and Ashton; and the members of the Corporate Governance Committee are Messrs. Ashton (Chairman), Cannon, Grow and Shopf. Committee assignments may change after election of directors at the Annual Meeting.

     The Audit Committee met three times during the fiscal year ended September 30, 1997. Its functions are: (i) to review and recommend the selection of the Company's independent public accountant; (ii) to review the Company's internal controls and all services performed by the Company's independent public accountant; and (iii) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company.

     The Compensation Committee met seven times during the 1997 fiscal year. Its functions are: (i) to determine and adopt compensation arrangements for executive officers of the Company, subject to approval by the Board of Directors; and (ii) to review and administer any stock option, stock award and employee benefit plan or arrangement established for the benefit of the executive officers of the Company.

     The Corporate Governance Committee met three times during the 1997 fiscal year. The function of the committee is to review, make recommendations and formulate policies with respect to matters of corporate governance, including the nomination of directors, director compensation and formulation of corporate governance guidelines for directors. The Corporate Governance Committee does not have a formal procedure for considering nominees to the Board of Directors recommended by the shareholders.

     During the fiscal year ended September 30, 1997, there were eight meetings held by the Board of Directors of the Company. No director attended fewer than 75 percent of the total number of meetings of the Board and of the committees on which he served, except for Mr. Ashton who attended 50 percent of the Audit Committee meetings and 67 percent of the Corporate Governance Committee meetings held subsequent to his appointment to the respective Committees.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid a director's fee of $22,000 per year for serving on the Board of Directors, $3,000 per year for serving as chairman of any committee, $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Mr. Shopf serves as outside "lead" director for which he receives an additional $12,000 per year. All directors are also reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

     Under the Geneva Steel Company 1996 Incentive Plan (the "Incentive Plan"), each nonemployee director is granted an option to purchase 4,000 shares of the Company's Class A Common Stock upon appointment or election and each nonemployee director who is serving on the first business day on or after January 1 of each calendar year is granted an option to purchase 2,000 shares. Options are exercisable for ten years at the fair market value of the shares on the date of grant and are subject to a vesting schedule.

     In addition, each nonemployee director who serves for not less than five years receives a deferred compensation payment in each of the five years after termination of service in the amount of the retainer paid to such director for services as a director during the year preceding termination of such services. If a nonemployee director's service is terminated prior to five years of service by reason of death or disability, deferred compensation is paid for a period equal to the period for which the director served.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Cannon, Grow and Johnsen, certain information is furnished with respect to the following executive officers of the Company:

     RICHARD D. CLAYTON, 41, has been a director of the Company since February 1993 and has served as Senior Vice President of Marketing and Distribution since May 1997. Mr. Clayton's service as a director will conclude at the Annual Meeting. He was Executive Vice President and Vice President of Environment from November 1991 to May 1997, Vice President of Environment and Special Projects of the Company from December 1989 through October 1991 and Vice President of Energy and Special Projects from July 1989 to December 1989. From 1981 to July 1989, Mr. Clayton was engaged in the private practice of law with Parr, Waddoups, Brown, Gee & Loveless, specializing in corporate counseling, real property and tax law.

     DENNIS L. WANLASS, 48, has been Vice President, Treasurer and Chief Financial Officer of the Company since September 1989 and was Controller of the Company from January 1988 to September 1989. Before joining the Company, Mr. Wanlass was employed by Eastman Christensen, then a joint venture of Norton Company and Texas Eastern, in various accounting and financial capacities. Mr. Wanlass is a certified public accountant.

     TIM CLARK, 33, has been Vice President of Manufacturing since May 1997. He has been employed by the Company since 1993 in several positions, including Project Manager -- Plate Finishing and Shipping, Director of Corporate Communications, Director -- Delta Project and Assistant to the President. Mr. Clark obtained B.A. and M.A. degrees from Brigham Young University and the University of Utah in 1988 and 1993, respectively.

     CARL E. RAMNITZ, 50, has been Vice President of Human Resources since October 1988 and was Vice President of Human Resources and Public Affairs of the Company from September 1987 to September 1988. Prior to joining the Company, he was employed by USX for 18 years in various employment and labor related capacities, most recently as Manager of Employee Relations for the Geneva Steel plant before it was acquired by the Company and for USX's Pittsburgh, California steel plant.

     PHILIP E. JONES, 62, has been Vice President of Customer Service and Marketing of the Company since September 1990. From October 1989 to September 1990, Mr. Jones was Senior Director of Customer Service, Marketing and Sales of the Company and was Manager of Customer Technical Services from October 1987 to October 1989. Prior to joining the Company, he was a consultant to Lone Star Steel and had been employed by USX Corporation ("USX") for 30 years, primarily at the Geneva Steel plant where he held several positions, including Chief Metallurgist. Mr. Jones is a graduate of the University of Utah with a B.S. degree in Metallurgical Engineering.

                             EXECUTIVE COMPENSATION

     The compensation of Joseph A. Cannon, the Company's Chief Executive Officer, and the four other most highly paid executive officers (collectively, the "Named Executive Officers") is discussed in the following tables and in the report from the Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended September 30, 1997, 1996 and 1995, the compensation paid to the Company's Named Executive Officers.

                                                                            LONG-TERM COMPENSATION
                                                               ------------------------------------------------
                               ANNUAL COMPENSATION                      AWARDS                 PAYOUTS
                     --------------------------------------    -----------------------  -----------------------
                                                                 PAYOUTS
                                                               RESTRICTED   SECURITIES
                                                OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
      NAME AND              SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
 PRINCIPAL POSITION  YEAR   ($)(1)    ($)(2)        ($)          ($)(3)       (#)(4)       ($)        ($)(5)
-------------------- ----   -------   -------   ------------   ----------   ----------   -------   ------------
Joseph A. Cannon.... 1997   463,337    50,932       13,858          0         100,000       0         16,726
Chief Executive      1996   487,964    54,791       12,924          0          12,000       0         17,390
Officer              1995   469,054   105,086       12,475          0          48,000       0         15,634
Robert J. Grow...... 1997   413,236    45,425       13,858          0         123,000       0         16,726
President and Chief  1996   435,200    48,867       12,924          0          11,000       0         17,390
Operating Officer    1995   418,189    93,706       12,475          0          44,000       0         15,634
Richard D.
  Clayton........... 1997   277,171    30,468       13,858          0         109,500       0         17,362
Senior Vice
  President          1996   291,902    32,776       12,924          0           9,000       0         16,199
of Marketing and     1995   279,635    62,853       11,753          0          36,000       0         12,796
Distribution
Ken C. Johnsen...... 1997   200,220    21,886        9,073          0          50,000       0         14,021
Executive Vice       1996   195,083    22,050        9,307          0           9,000       0         17,077
President and        1995   180,575    41,365        2,808          0          58,000       0         12,236
General Counsel
Dennis L. Wanlass... 1997   186,461    20,497        9,073          0          84,500       0         15,650
Vice President and   1996   196,371    22,050        9,827          0           7,000       0         18,190
Chief Financial
  Officer            1995   188,630    42,283        5,415          0          28,000       0         13,102

---------------
(1) Includes compensation deferred or accrued at the election of the Named Executive Officer under the Company's Management Employee Savings and Pension Plan (the "Management Plan").

(2) Represents cash incentive bonuses for performance in the indicated fiscal years, as well as payments under the Company's Performance Dividend Plan in such years. Amounts for 1997 and 1996 represent only Performance Dividend Payments payable to all management and union employees based upon the Company's volume of product shipments.

(3) None of the Named Executive Officers received any restricted stock awards during the three years presented, nor did any of them hold any such stock as of September 30, 1997.

(4) 1997 option grants represent new options granted on February 20, 1997 and the repricing on March 26, 1997 of options granted to the Named Executive Officers in fiscal year 1991. The number of replacement options reflected as 1997 grants are as follows: Robert J. Grow, 33,000; Richard D. Clayton, 49,500 and Dennis L. Wanlass, 39,500. 1995 option grants represent new options granted on March 28, 1995, and the repricing on November 28, 1995 of options granted to the Named Executive Officers in fiscal years 1993 through 1995. The number of replacement options reflected as 1995 grants are as follows: Joseph A. Cannon, 36,000; Robert J. Grow, 33,000; Richard D. Clayton, 27,000; Ken C. Johnsen, 51,000 and Dennis L. Wanlass, 21,000.

(5) Includes contributions made by the Company pursuant to the Management Plan and the dollar value of premiums paid by the Company pursuant to the Company's split dollar life insurance plan. For fiscal year 1997, such amounts were as follows: Joseph A. Cannon, $13,146 Company contributions, $3,580 insurance premiums; Robert J. Grow, $13,146 Company contributions, $3,580 insurance premiums;

    Richard D. Clayton, $14,884 Company contributions, $2,478 insurance premiums; Ken C. Johnsen, $11,697 Company contributions, $2,324 insurance premiums and Dennis L. Wanlass, $12,213 Company contributions, $3,437 insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to individual grants of stock options made by the Company to the Named Executive Officers during the fiscal year ended September 30, 1997. The Company did not grant any stock appreciation rights during the fiscal year ended September 30, 1997.

                                                                                               POTENTIAL
                                                                                           REALIZABLE VALUE
                                                   INDIVIDUAL GRANTS                       AT ASSUMED ANNUAL
                                --------------------------------------------------------       RATES OF
                                NUMBER OF        PERCENT OF                                   STOCK PRICE
                                SECURITIES     TOTAL OPTIONS                                 APPRECIATION
                                UNDERLYING       GRANTED TO     EXERCISE OR                 FOR OPTION TERM
                                 OPTIONS        EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------
             NAME               GRANTED(#)     FISCAL YEAR(3)    ($/SH)(4)       DATE       5%($)    10%($)
------------------------------  ----------     --------------   -----------   ----------   -------   -------
Joseph A. Cannon..............    100,000(1)        12.5%          $2.25        02/20/07   141,501   358,592
Robert J. Grow................     90,000(1)        11.2            2.25        02/20/07   127,351   322,733
                                   33,000(2)                        7.75        01/02/00        --        --
Richard D. Clayton............     60,000(1)         7.5            2.25        02/20/07    84,901   215,155
                                   49,500(2)                        7.75        01/02/00        --        --
Ken C. Johnsen................     50,000(1)         6.2            2.25        02/20/07    70,751   179,296
Dennis L. Wanlass.............     45,000(1)         5.6            2.25        02/20/07    63,676   161,366
                                   39,500(2)                        7.75        01/02/00        --        --

---------------
(1) Represents new options granted on February 20, 1997 pursuant to the Incentive Plan. The options granted to the Named Executive Officers become exercisable 50 percent on February 20, 1998 and 50 percent on February 20, 1999.

(2) Represents repricing of previously granted options effected on March 26, 1997. See "-- Ten-Year Option/SAR Repricings" and "-- Compensation Committee Report -- Stock Options."

(3) Calculated without reference to options which were repriced during the 1997 fiscal year.

(4) The market price of the underlying Class A Common Stock on the date of grant was $2.25 per share on February 20, 1997 and $2.375 per share on March 26, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise of options to acquire shares of the Company's Class A Common Stock by the Named Executive Officers during the fiscal year ended September 30, 1997, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on September 30, 1997.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                                            AT SEPTEMBER 30, 1997(#)        SEPTEMBER 30, 1997($)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Joseph A. Cannon.........         0               0           25,200        122,800          $--         $ 137,500
Robert J. Grow...........         0               0           56,100        110,900           --           123,750
Richard D. Clayton.......         0               0           73,700         79,800           --            82,500
Ken C. Johnsen...........         0               0           49,600         67,400           --            68,750
Dennis L. Wanlass........         0               0           59,100         60,400           --            61,875

TEN-YEAR OPTION/SAR REPRICINGS

     The following table sets forth information with respect to the repricing of outstanding stock options that was effected on March 26, 1997 and on November 28, 1995. See "-- Compensation Committee Report -- Stock Options." No other option repricings have occurred since the Company became a reporting company in March 1990.

                                                                                               LENGTH OF
                                  NUMBER OF                                                    ORIGINAL
                                  SECURITIES    MARKET PRICE      EXERCISE                    OPTION TERM
                                  UNDERLYING     OF STOCK AT        PRICE                  REMAINING AT DATE
                                 OPTIONS/SARS      TIME OF       AT TIME OF       NEW       OF REPRICING OR
                                 REPRICED OR    REPRICING OR    REPRICING OR    EXERCISE       AMENDMENT
NAME                    DATE      AMENDED(#)    AMENDMENT($)    AMENDMENT($)    PRICE($)       (MONTHS)
--------------------  ---------  ------------   -------------   -------------   --------   -----------------
Joseph A. Cannon....  11/28/95      12,000          $7.00          $ 12.93       $ 7.75            27
  Chief Executive     11/28/95      12,000           7.00            16.50         7.75            40
  Officer             11/28/95      12,000           7.00            11.96         7.75            52
Robert J. Grow......  03/26/97      33,000           2.38            10.91         7.75            32
  President and       11/28/95      11,000           7.00            12.93         7.75            27
  Chief Operating     11/28/95      11,000           7.00            16.50         7.75            40
  Officer             11/28/95      11,000           7.00            11.96         7.75            52
Richard D.
  Clayton...........  03/26/97      49,500           2.38            10.91         7.75            32
  Senior Vice         11/28/95       9,000           7.00            11.75         7.75            87
  President           11/28/95       9,000           7.00            15.00         7.75           100
                      11/28/95       9,000           7.00            10.88         7.75           112
Max E. Sorenson.....  11/28/95       7,500           7.00            11.75         7.75            87
  Senior Vice         11/28/95       8,000           7.00            15.00         7.75           100
  President           11/28/95       8,000           7.00            10.88         7.75           112
Dennis L. Wanlass...  03/26/97      39,500           2.38            10.91         7.75            32
  Vice President      11/28/95       7,000           7.00            11.75         7.75            87
                      11/28/95       7,000           7.00            15.00         7.75           100
                      11/28/95       7,000           7.00            10.88         7.75           112
Kenneth C.
  Johnsen...........  11/28/95      37,000           7.00            11.75         7.75            87
  Executive Vice      11/28/95       7,000           7.00            15.00         7.75           100
  President           11/28/95       7,000           7.00            10.88         7.75           112
Philip E. Jones.....  11/28/95       5,000           7.00            11.75         7.75            87
  Vice President      11/28/95       5,500           7.00            15.00         7.75           100
                      11/28/95       5,500           7.00            10.88         7.75           112
Carl E. Ramnitz.....  03/26/97       6,600           3.28            10.91         7.75            32
  Vice President      11/28/95       5,500           7.00            11.75         7.75            87
                      11/28/95       5,500           7.00            15.00         7.75           100
                      11/28/95       5,500           7.00            10.88         7.75           112
Ralph F. Powers.....  11/28/95       6,000           7.00            11.75         7.75            87
  Vice President      11/28/95       6,000           7.00            15.00         7.75           100
                      11/28/95       6,000           7.00            10.88         7.75           112

CHANGE IN CONTROL EMPLOYMENT CONTRACTS, SEVERANCE PAYMENTS AND OTHER EMPLOYMENT ARRANGEMENTS

     In May 1997, the Company entered into Change of Control Employment Agreements with Messrs. Cannon, Grow, Clayton, Johnsen and Wanlass (the "Employment Agreements"). The Employment Agreements provide for benefits in the event of a Change of Control (change of control is defined in the Employment Agreement) and for severance payments in the event of termination of an Executive Officer without cause or upon termination of employment by an Executive Officer for Good Reason.

     Upon termination of employment of any of the Executive Officers within two years after a change in control of the Company (the "Change in Control Period"), including by an Executive Officer during a 30-day Window Period commencing one year after a Change in Control, the Employment Agreements provide for severance pay and benefits. During the Change in Control Period, severance pay and benefits will not be paid if employment is terminated because of death, disability or retirement, or by the Company for cause, or by the Executive Officer other than for Good Reason (except during the Window Period). The Employment

Agreements provide for a lump sum payment equal to the Executive's annual base salary (12 times the highest monthly base salary paid during the 12 month period immediately preceding the Change of Control) plus a sum equal to the average annual bonus received by the Executive over the preceding three fiscal years and any other amounts or benefits which the Executive is entitled to receive under any plan, program, policy, practice, contract or agreement of the Company. Other provisions of the Employment Agreements require the Company to maintain for the benefit of the Executive Officer for a period of two years after his termination, all employee benefits which would have been provided to the Executive if his employment had not been terminated and to provide the Executive with outplacement services at the Company's expense.

     In the case of any other termination by the Company which is not for cause or by an Executive Officer for Good Reason, which termination is not related to a Change in Control, the Executive shall be entitled to the same benefits as would be payable in the event of termination in connection with a Change in Control.

     The Company maintained during fiscal year 1997 a supplemental retirement plan (the "Supplemental Plan") which benefits certain executive officers and management personnel. The Supplemental Plan generally provides for the payment of supplemental benefits to covered individuals upon retirement at age 62, based on the number of years of Company employment. The maximum benefit under the Supplemental Plan, which is available after sixteen and two-thirds years of service, is $50,000 per year, payable for ten years. All of the Named Executive Officers are covered by the Supplemental Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC and the New York and Pacific Stock Exchanges. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company noted that all required forms were timely filed during the past fiscal year, except that Forms 5 for Messrs. Grow, Clayton, Johnsen and Wanlass, which were timely filed, were subsequently amended to report repricing of options in March 1997 which were inadvertently omitted from the initial filings on Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into an agreement on September 27, 1996 to lend up to $500,000 to Joseph A. Cannon, its Chief Executive Officer. Pursuant to such agreement, the Company loaned $250,000, $210,000 and $40,000 on September 27, 1996, October 4, 1996 and December 23, 1996, respectively, to Mr. Cannon. On February 17, 1997, the Company authorized an increase in the loan amount to $700,000 and advanced an additional $200,000. The loans were evidenced by promissory notes which bear interest at the rate of 8.53% and were payable on the earlier of September 27, 1997 or upon demand for repayment by the Company. On October 17, 1997, Mr. Cannon paid $240,000 on the notes and the payment date of the notes was extended to April 30, 1998. The loan is secured by interests in real and personal property owned by Mr. Cannon and an affiliated entity. On December 17, 1997, Mr. Cannon paid an additional $400,000 on the notes.

     In connection with the resignation of Max E. Sorenson, then Senior Vice President of Engineering and Technology, on March 31, 1997, the Company agreed to make payments to Mr. Sorenson of $115,875 over the 12 month period commencing April 7, 1997 and to extend the period during which vested options held by Mr. Sorenson could be exercised until expiration of the option term. Mr. Sorenson released any and all claims arising out of his employment, agreed to provide consulting services as requested, entered into a noncompete covenant and affirmed his obligation to keep confidential all proprietary information belonging to the Company.

COMPENSATION COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this

Proxy Statement, the following Report of the Compensation Committee and the Performance Graph hereinbelow set forth shall not be deemed to be incorporated by reference into any such filings.

     As required by the proxy rules promulgated by the Securities and Exchange Commission (the "SEC"), this Report of the Compensation Committee (the "Committee") of the Board of Directors describes the overall compensation goals and policies applicable to the executive officers of Geneva, including the bases for determination of the compensation of executive officers for fiscal year 1997. The Report also discusses the setting of 1997 compensation of Mr. Cannon. The term "Executive Officers" is used below to refer to the executive officers of Geneva other than Mr. Cannon.

     Composition and Functions of the Committee. The Compensation Committee of the Board of Directors of Geneva is comprised entirely of independent, nonemployee directors. Subject to any action which may be taken by the full Board of Directors, the Board has delegated to the Committee the authority:

          - To determine the compensation of Joseph A. Cannon, Chairman of the Board and Chief Executive Officer of Geneva, including discretionary awards under Geneva's incentive compensation plans;

          - To approve, upon recommendations by Mr. Cannon, the compensation arrangements of Executive Officers of Geneva, including the Named Executive Officers identified in the Summary Compensation Table above; and

          - To carry out the duties and responsibilities of the Board of Directors regarding Geneva's other compensation plans, including administering and making awards under Geneva's option plans to Mr. Cannon, the Executive Officers and other managers and key employees of Geneva.

     Compensation Philosophy and Objectives. The Committee believes that compensation of Geneva's executive officers should be set at a competitive level and be based upon the Company's overall financial performance, achievement of strategic goals, and individual performance, with a view toward building value for the Company's shareholders. Within this overall philosophy, the following principles guide Geneva's compensation policies for executive officers:

          - Provide competitive levels of compensation that enable Geneva to attract and retain experienced, talented executive officers;

          - Compensate executive officers based on the Company's progress toward achievement of its short and long-term strategic and financial goals;

          - Compensate executive officers based on the performance of the individual executive officer, and his contribution to the Company's performance; and

          - Maintain and strengthen the incentive for executive officers to increase the price of Geneva's Class A Common Stock.

The Committee believes that adherence to these objectives is essential in order to attract and retain highly-qualified officers whose contributions are necessary for the continued growth and success of Geneva. Information concerning the specific implementation of these policies in the 1997 compensation arrangements of the Executive Officers and Mr. Cannon is provided below. The Committee believes that the $1.0 million compensation deduction cap recently promulgated under the Internal Revenue Code currently has no effect on the Company's compensation policies.

     Annual Salaries. Salaries of Executive Officers are generally reviewed on an annual basis and adjustments made based on the Committee's subjective evaluation of the individual's performance and the Company's performance, taking into account both qualitative and quantitative factors. Among the factors considered by the Committee have been the recommendations of Mr. Cannon and the importance of retaining key Executive Officers. Subject to Board approval, the Committee makes compensation decisions concerning the Executive Officers. Salary levels for fiscal year 1997 were not increased because, in the Committee's judgment, the Company's operating performance and stock price did not warrant increases. In April 1997, five of the then nine highest paid Executive Officers agreed to a 10 percent reduction in base compensation and the remaining Executive Officers agreed to a five percent reduction. Subsequent to the end of the fiscal year after the Company reported modest income from operations for the previous two quarters, base compensation for the Executive Officers was restored to previous levels. Except in the case where a Executive Officer undertook significantly greater management responsibilities, there have been no increases in base compensation of Executive Officers during the past eighteen months.

     Incentive Bonuses. In fiscal 1997, Geneva continued to make awards under the Performance Dividend Plan (the "Performance Plan") established in June 1993, which provides for the monthly payment of additional cash compensation as a percentage of base compensation to all management employees based upon the Company's product shipments. Cash payments made to Executive Officers under the Performance Plan during fiscal 1997 were determined according to the same formula used to determine payments to all other management employees.

     In March 1997, the Committee adopted the Geneva Steel Executive Bonus Plan (the "Executive Bonus Plan"). Under the Executive Bonus Plan, designated Executive Officers are eligible to receive a cash bonus based on a weighted formula which is used to determine the amount to be paid. The Committee, however, retains discretion to adjust any individual bonus up or down in consultation with the Company's Chief Executive Officer. Factors used in determining the bonus amount and the relative weight assigned to each include the market price of the Company's Common Stock in relation to the steel industry index (40%); net income (40%); and quality performance as determined by an independent index (20%). No cash incentive bonuses were paid under the Executive Bonus Plan in fiscal 1997, primarily because of the Company's stock and earnings performance.

     Stock Options. The Company's Incentive Plan and Key Employee Plan permit the award of options to purchase Class A Common Stock to executive officers, managers and key employees. The award of stock options is intended to align the interests of Executive Officers with the shareholders by providing the Executive Officers with an incentive to bring about increases in the price of Class A Common Stock. Geneva's policy is to award options to purchase Class A Common Stock at a price that equals or exceeds market price on the date of grant. Accordingly, the Executive Officers derive a financial benefit from an option only if the price of Class A Common Stock increases. Options granted have not had performance contingencies, but realization of the value provided through the options has generally required the Executive Officer to remain employed by Geneva until the options vest. Historically, options have vested at the rate of 40 percent of the underlying shares at the end of two years following the grant and an additional 20 percent each year thereafter. The Committee modified the vesting schedule of options granted in fiscal 1997 so that 50 percent become vested after one year and the balance after two years. The modification to the vesting schedule was made in recognition of the historical volatility of the Company's Common Stock and a desire to increase the incentive represented by the grant of stock options to Executive Officers. The options are generally exercisable for ten years from the date of grant at a price equal to 100 percent of the fair market value of the underlying shares on such date. Because each of Messrs. Cannon and Grow beneficially own more than 10 percent of the voting power of the Company, applicable tax laws require that incentive stock options granted to them must be exercisable for no more than five years at a price equal to the 110 percent of the fair market value on the date of grant.

     In fiscal 1997, the Company determined to award 490,000 options to purchase Class A Common Stock to Executive Officers of the Company. The number of options awarded to Executive Officers was based upon the Committee's desire to maintain and strengthen the incentive for Executive Officers to increase the price of the Class A Common Stock and the recommendation of William M. Mercer, a nationally-recognized compensation consulting firm engaged to advise the Committee. In addition, in March 1997, the Committee approved the repricing of options previously granted to Messrs. Grow, Clayton and Wanlass. The exercise price of the affected options was reduced from $10.91 to $7.75, consistent with a repricing in November 1995 of options granted to other Executive Officers. Repriced options did not involve any right to acquire a greater number of shares, nor any extension of expiration date, nor any shortening or other alteration of the vesting schedules of the previously granted options.

     Compensation of Chief Executive Officer. For the reasons discussed above with respect to the Executive Officers, there was no increase in Mr. Cannon's base salary in fiscal 1997. Mr. Cannon also voluntarily agreed to a 10 percent reduction in base compensation during part of the fiscal year. During the 1997 fiscal year, Mr. Cannon received additional compensation of $50,932, pursuant to the Performance Plan, based upon the formula applicable to Executive Officers and management employees. Mr. Cannon was also granted options for the purchase of 100,000 shares of Class A Common Stock for the reasons stated above with respect to the Executive Officers.

     Other Compensation Plans. The Company maintains insurance and retirement agreements with certain of its Executive Officers and managers, including Mr. Cannon and the Named Executive Officers, which provide for payment of a death benefit (net of premiums paid and recovered by the Company) to a designated beneficiary or for payment of a retirement benefit upon reaching age 62. Geneva also has a number of other broad-based employee benefit plans in which Executive Officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans.

     Submitted by the Compensation Committee of the Board of Directors:

                                          R.J. Shopf
                                          K. Fred Skousen
                                          Alan C. Ashton

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return on the Company's Class A Common Stock, calculated on a dividend reinvested basis, from September 30, 1992 through September 30, 1997, compared with the S&P 500 Index and the S&P Steel Index.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 ON SEPT. 1992 TO SEPT. 1997

        MEASUREMENT PERIOD                                                   S&P IRON & STEEL
      (FISCAL YEAR COVERED)            GENEVA STEEL           S&P 500              INDEX
SEP-92                                     100                 100                 100
SEP-93                                     163                 113                 157
SEP-94                                     240                 117                 202
SEP-95                                     105                 152                 144
SEP-96                                      42                 183                 142
SEP-97                                      48                 257                 165

SOURCE: Georgeson & Company Inc.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of November 28, 1997 with respect to the beneficial ownership of shares of the Class A Common Stock and Class B Common Stock by each person known by the Company to be the beneficial owner of more than 5 percent of either of such classes of Common Stock, by each director or nominee, by each of the Named Executive Officers, and by all directors and officers as a group. The number of Class A Shares listed below does not include Class A Shares issuable upon conversion of Class B Shares. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed based on the number of outstanding securities, excluding treasury shares held by the Company, and are based on 14,050,515 shares of Class A Common Stock and 19,151,348 shares of Class B Common Stock. The table also sets forth information with respect to ownership of shares of the Company's 14% Series B Preferred Stock which may be deemed to be beneficially owned by a director. As of November 28, 1997, there were 400,000 shares of 14% Series B Preferred Stock outstanding.

                                                                       BENEFICIAL OWNERSHIP
                                                                     AS OF NOVEMBER 28, 1997*
                                                                -----------------------------------
                                                                NUMBER OF       PERCENTAGE OF CLASS
             NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES            OUTSTANDING
--------------------------------------------------------------  ----------      -------------------
CLASS A COMMON STOCK:
Robert J. Grow................................................      76,700(1)        **
Richard D. Clayton............................................      73,700(2)        **
Dennis L. Wanlass.............................................      59,100(2)        **
Alan C. Ashton................................................      50,000           **
Ken C. Johnsen................................................      49,600(2)        **
Joseph A. Cannon..............................................      28,456(3)        **
R. J. Shopf...................................................      15,000           **
K. Fred Skousen...............................................       2,500           **
Kevin S. Flannery.............................................           0           **
Gregory T. Hradsky............................................           0           **
All directors and officers as a group (14 persons)............     409,556(4)           2.85%
CLASS B COMMON STOCK(5):
Joseph A. Cannon..............................................  10,142,204(6)          52.96%
Robert J. Grow................................................   8,855,319             46.24%
Richard D. Clayton............................................      33,825(7)        **
All directors and officers as a group (3 persons).............  19,031,348             99.37%

14% SERIES B PREFERRED STOCK:
Gregory T. Hradsky............................................      60,000(8)          15.00%
All directors and officers as a group (1 person)..............      60,000             15.00%

---------------
  * Beneficial ownership as a percentage of the class for each person holding options exercisable within 60 days has been calculated as though shares subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

 ** Less than 1% of outstanding shares.

(1) Includes 56,100 shares subject to presently exercisable options and 15,500 shares owned by Mr. Grow's spouse which may be deemed to be beneficially owned by him. Mr. Grow disclaims beneficial ownership of the shares owned by his spouse.

(2) Subject to presently exercisable options.

(3) Includes 3,156 shares held by Riverwood Limited Partnership, of which Joseph
    A. Cannon is general partner, and 25,200 shares subject to presently exercisable options.

(4) Includes 317,000 shares subject to presently exercisable options.

(5) The Class B Common Stock is convertible into Class A Common Stock at a rate of ten shares of Class B Common Stock for one share of Class A Common Stock. If they were to convert their shares of Class B Common Stock into shares of Class A Common Stock, Mr. Cannon would beneficially own 1,042,676 shares of Class A Common Stock, Mr. Grow would beneficially own 962,232 shares of Class A Common Stock (including shares owned by his spouse), Mr. Clayton would beneficially own 77,082 shares of Class A Common Stock (including shares owned by his spouse) and all directors and officers as a group would beneficially own 2,312,690 shares of Class A Common Stock (including all shares subject to presently exercisable options). In the event of such conversions, Mr. Cannon would own 6.5% of the outstanding Class A Common Stock; Mr. Grow would own 6.0% of the outstanding Class A Common Stock; Mr. Clayton would own less than 1.0% of the outstanding Class A Common Stock; and all directors and officers as a group would own 14.2% of the outstanding Class A Common Stock.

(6) Includes 828,013 shares held by Riverwood Limited Partnership, of which Joseph A. Cannon is general partner.

(7) Includes 16,830 shares owned by Mr. Clayton's spouse which may be deemed to be beneficially owned by him. Mr. Clayton disclaims beneficial ownership of such shares.

(8) These shares are owned by UBS Securities, LLC, with which Mr. Hradsky is affiliated. Mr. Hradsky disclaims beneficial ownership of these shares.

     Joseph A. Cannon and Robert J. Grow together beneficially own 99.2% of the outstanding shares of Class B Common Stock and 57.4% of the total voting power of the Company. They are therefore able to determine the outcome of fundamental corporate transactions such as the election of directors, amendments of the Company's articles of incorporation (except for certain amendments which are, by mandatory provisions of law, subject to a class vote of shareholders) and sale of all or substantially all of the Company's assets, and to prevent certain mergers or consolidations involving the Company. Joseph A. Cannon has currently outstanding loans of approximately $1.1 million from a bank which are collateralized by a pledge of Class B Common Stock. Enforcement of the loan agreement could decrease the Class B Common Stock held by Mr. Cannon.

                      RATIFICATION OF SELECTION OF AUDITOR

     The Audit Committee has recommended, and the Board of Directors has selected, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 1998, subject to ratification by the shareholders. Arthur Andersen LLP has acted as independent public accountant of the Company since 1987. The Board of Directors anticipates that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountant.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar year 1999 must be received by Ken C. Johnsen, Executive Vice President, Secretary and General Counsel of the Company, at the Company's executive offices, 10 South Geneva Road, Vineyard, Utah 84058, no later than September 30, 1998.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO (AS WELL AS EXHIBITS THERETO, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE COMMUNICATIONS DEPARTMENT OF THE COMPANY.

                                     PROXY

                              GENEVA STEEL COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joseph A. Cannon, Robert J. Grow and Ken C. Johnsen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Geneva Steel Company, a Utah corporation (the "Company"), held of record by the undersigned on December 30, 1997 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Screening Room, Sundance Resort, Sundance, Utah 84604, on February 25, 1998, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

   [ ] FOR all nominees listed below (except as marked to the contrary). [ ]
       WITHOUT AUTHORITY to vote for all nominees listed below. (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

    JOSEPH A. CANNON         ROBERT J. GROW        R.J. SHOPF
    KEN C. JOHNSEN           K. FRED SKOUSEN       ALAN C. ASHTON

2. PROPOSAL TO RATIFY the appointment of Arthur Andersen LLP as the independent auditor of the Company.

             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                                                     (continued)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY.

    Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

                                                           DATED: ------------------------------, 1998

                                                           -------------------------------------------------------
                                                           Signature

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                                                           Signature if held jointly

                                           (Please sign above exactly as the
                                           shares are issued. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.)